Exhibit 99.1

FriendFinder Networks Inc. to Begin Trading on the OTCQB Market on August 8, 2013

Under New Ticker Symbol "FFNT"

SUNNYVALE, Calif., August 7, 2013 -- FriendFinder Networks Inc. (NasdaqGM: FFN) (the "Company"), a leading internet and technology company providing services to the rapidly expanding markets of social networking and web-based video sharing, today announced that its common stock will begin trading on the OTCQB Marketplace under the new ticker symbol "FFNT" commencing tomorrow, August 8, 2013. Investors will be able to view real-time best bid and ask quotes for "FFNT" at http://www.otcmarkets.com.

On August 6, 2013, the Company received a notification letter from the Hearings Panel of The Nasdaq Stock Market LLC determining to delist the Company's common stock from The Nasdaq Global Market ("Nasdaq"). As a result, trading in the Company's common stock on Nasdaq will be suspended effective at the opening of trading on Thursday, August 8, 2013. As previously disclosed, the Company faced delisting due to its failure to comply with the $1.00 minimum bid price required for continued listing of its common stock under Rule 5450(a)(1) and the minimum market value of its publicly held shares under Rule 5450(b)(2&3)(C).

The move to OTCQB Marketplace does not change the Company’s SEC reporting obligations under applicable securities laws.  Accordingly, the Company will continue to file its Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K.

About OTC Markets Group Inc.

OTC Markets Group Inc. operates open, transparent and connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice. OTC Markets Group organizes these securities into tiered marketplaces to inform investors of opportunities and risks. OTC Markets Group’s data-driven platform enables efficient trading through any broker at the best possible prices and empowers a broad range of companies to improve the quality and availability of information for their investors.

About FriendFinder Networks Inc.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2012.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company's recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact for FriendFinder Networks Inc.
Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.
Lindsay Trivento
Director, Corporate Communications
561.912.7010 or ltrivento@ffn.com